EXHIBIT 4.7

SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This SIXTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “Sixth Amendment”), dated and effective as of January 13, 2013 (the “Effective Date”), is by and among Whitney Bank, a Louisiana state chartered bank, (“Bank”), PHI, Inc., formerly named Petroleum Helicopters, Inc. (hereinafter referred to as “PHI”), PHI Air Medical, L.L.C., successor to Air Evac Services, Inc., PHI Tech Services, Inc., formerly named Evangeline Airmotive, Inc., and International Helicopter Transport, Inc., (individually, collectively and interchangeably, the “Subsidiary Guarantors”).

WHEREAS, PHI, Subsidiary Guarantors and Bank entered into an Amended and Restated Loan Agreement dated as of March 31, 2008 (the “Amended and Restated Loan Agreement”), pursuant to which Bank issued a Revolving Line of Credit (as defined therein) in the amount of $50,000,000.00 to PHI, which was amended by (i) First Amendment to Amended and Restated Loan Agreement, dated as of August 5, 2009 (the “First Amendment”), pursuant to which the Revolving Line of Credit was increased to $75,000,000.00 and the maturity thereof was extended to September 1, 2011, (ii) Second Amendment to Amended and Restated Loan Agreement, dated as of September 13, 2010 (the “Second Amendment”), pursuant to which the maturity of the Revolving Line of Credit was extended to September 1, 2012, and certain covenants and terms were added, and (iii) Third Amendment to Amended and Restated Loan Agreement, dated as of September 26, 2011 (the “Third Amendment”), pursuant to which the maturity of the Revolving Line of Credit was extended to September 1, 2013, (iv) Fourth Amendment to Amended and Restated Loan Agreement, dated as of March 28, 2012 (the “Fourth Amendment”), pursuant to which the Revolving Line of Credit was increased to $100,000,000.00, and certain covenants and terms were added, and (v) Fifth Amendment to Amended and Restated Loan Agreement, dated as of September 28, 2012 (the “Fifth Amendment”), pursuant to which the Revolving Line of Credit was extended to September 1, 2014 (with the Amended and Restated Loan Agreement, the First Amendment, the Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment collectively referred to as the “Agreement”, as it may be amended from time to time);

WHEREAS, PHI, Subsidiary Guarantors and Bank desire to amend the Agreement to increase the Revolving Line of Credit to $125,000,000.00 and to add certain terms and conditions to the Agreement;

NOW THEREFORE, the parties hereby agree as follows:

1. As used herein, capitalized terms not defined herein shall have the meanings attributed to them in the Agreement.

2. Section A of the Agreement is hereby amended and restated in full as follows:

A. THE LOAN OR LOANS. Provided PHI timely performs all obligations in favor of Bank contained in this Agreement and in any other agreement, whether now existing or hereafter arising:

Bank shall make available to PHI a secured revolving line of credit (the “Revolving Line of Credit”) in the principal amount of ONE HUNDRED TWENTY-FIVE MILLION AND NO/100 ($125,000,000.00) DOLLARS, that may be drawn upon by PHI on any business day of Bank during the period hereof until and including September 1, 2014 on at least one day’s telephonic notice to Bank. The Revolving Line of Credit shall be evidenced by a commercial note, payable to Bank (the “Note”) and shall contain additional terms and conditions and be identified with this Agreement.

A sublimit of TWENTY MILLION AND NO/100 ($20,000,000.00) DOLLARS is hereby established for the issuance of stand-by letters of credit with a maturity not exceeding that of the Note, which may be issued by Bank or any bank participating in the Revolving Line of Credit upon application by PHI. The aggregate face amount of such letters of credit shall reduce the amount that may be borrowed under the Revolving Line of Credit.

3. Section G of the Agreement is hereby amended to amend and restate the last paragraph as follows

On the Effective Date, PHI shall pay to Bank a Commitment Fee equal to $62,500 (which is  1/4 of 1% multiplied by the $25,000,000.00 increase in the Revolving Line of Credit from $100,000,000.00 to $125,000,000.00).

4. In connection with the foregoing and only in connection with the foregoing, the Agreement is hereby amended, but in all other respects all of the terms and conditions of the Agreement and all collateral documents, security agreements and guaranties (the “Collateral Documents”) remain unaffected. PHI agrees that this Sixth Amendment amends, modifies and confirms the Agreement but is not a novation of any of its terms.

5. Provided that the financial condition of PHI is satisfactory to Bank in its sole opinion and that appropriate credit authorizations are obtained by Bank and that appropriate documents are executed containing such representations, warranties and covenants as Bank in its sole discretion may require, which may include among other items additional commitment fees, Bank will increase the Revolving Line of Credit from $125,000,000.00 to $150,000,000.00 (the “Line of Credit Increase”). In order to request a Line of Credit Increase to $150,000,000.00, PHI agrees to deliver (i) a written notice to Bank requesting the Line of Credit Increase no less than sixty (60) days prior to the effective date of the funding of the Line of Credit Increase, (ii) a description of the purpose for the Line of Credit Increase, and (iii) a certification that (1) no default has occurred under the Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a default under the Agreement, (2) all representations and warranties contained in the Agreement remain true and correct, and (3) all covenants contained in the Agreement have been timely and completely performed. Upon receiving the written notice requesting the Line of Credit Increase, Bank may require PHI to provide updated financial statements, financial projections and such other financial information as Bank may request in order to complete its due diligence.

6. PHI and the Subsidiary Guarantors acknowledge and agree that this Sixth Amendment shall not constitute a waiver of any default(s) under the Agreement, the Collateral Documents or any documents executed in connection therewith, all of Bank’s rights and remedies being preserved and maintained. As of the Effective Date, PHI and the Subsidiary Guarantors hereby represent and warrant to Bank that (i) no default has occurred under the Agreement and there has not occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, a default under the Agreement, (ii) all representations and warranties contained in the Agreement remain true and correct and (iii) all covenants contained in the Agreement have been timely and completely performed, except as same may have been waived in writing by Bank. PHI and the Subsidiary Guarantors further acknowledge that the Collateral Documents, including but not limited to the Subsidiary Guaranties, remain in full force and effect and continue to secure the payment and performance of all obligations of PHI to Bank, including but not limited to the Revolving Line of Credit, whether presenting existing or in the future, in accordance with their terms.

7. This Sixth Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, this Sixth Amendment is executed as of the Effective Date.

PHI, INC.		WHITNEY BANK

By:	/s/ Trudy P. McConnaughhay	By:	/s/ H. Elder Gwin
	Trudy P. McConnaughhay		H. Elder Gwin
	Title: Chief Financial Officer		Title: Vice President

SUBSIDIARY GUARANTORS:

PHI Air Medical, L.L.C.

By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Title: Manager

INTERNATIONAL HELICOPTER TRANSPORT, INC.

By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Title: Vice-President

PHI TECH SERVICES, INC.

By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Title: Vice-President